As filed with the Securities and Exchange Commission on February 8, 2024

Registration No. 333-270726

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 6 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WETOUCH TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Nevada	3571	20-4080330
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

No. 29, Third Main Avenue

Shigao Town, Renshou County

Meishan, Sichuan, 620500 China

(86) 028-37390666

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

VCorp Services, LLC

701 S. Carson Street

Carson City, Nevada 89701

Telephone: (888) 528-2677

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Crone, Esq. The Crone Law Group, P.C. 420 Lexington Avenue, Suite 2446 New York, New York 10170 Telephone: (646) 861-7891	Kevin Sun, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, D.C. 20036 Telephone: (202) 869-0888

Approximate date of commencement of proposed sale to the public: As soon as practicable and from time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

Wetouch Technology Inc. is filing this Amendment No. 6 (“Amendment No. 6”) to the Registration Statement on Form S-1 (Registration No. 333-270726), originally filed on March 21, 2023 (the “Registration Statement”), as an exhibit-only filing solely to update and file Exhibit 23.1. Accordingly, this Amendment No. 6 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the exhibit being filed with this Amendment No. 6. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit Number	Description of Document

1.1**	Form of Underwriting Agreement.

2.1(1)	Share Exchange Agreement dated October 9, 2020 among Wetouch Technology Inc. f/k/a Gulf West Investment Properties, Inc., Wetouch Holding Group Limited, the shareholders of Wetouch Holding Group Limited, Hong Kong Wetouch Electronics Technology Limited and Fengfei Zhang, as administrative agent for the sellers.

3.1(1)	Amended and Restated Articles of Incorporation of the Company, dated September 30, 2020.

3.2(1)	Bylaws of the Company.

3.3(1)	Certificate of Incorporation of Wetouch Holding Group Limited, dated August 14, 2020.

3.4(1)	Memorandum of Association and Articles of Association of Wetouch Holding Group Limited, dated August 14, 2020.

3.5.1(1)	Certificate of Incorporation of Hong Kong Vtouch Electronics Technology Limited, dated May 5, 2016.

3.5.2(1)	Certificate of Change of Name of Hong Kong Wectouch Electronics Technology Limited, dated August 13, 2020.

3.5.3(1)	Certificate of Change of Name of Hong Kong Wetouch Electronics Technology Limited, dated September 8, 2020.

3.6.1(1)	Articles of Association of Hong Kong Vtouch Electronics Technology Limited, dated May 5, 2016.

3.6.2(1)	Amended Articles of Association of Hong Kong Wetouch Electronics Technology Limited.

3.7(1)	English Translation of Business License of Sichuan Wetouch Technology Co., Ltd, dated January 23, 2017.

3.8(1)	English Translation of Articles of Association of Sichuan Wetouch Technology Co., Ltd, dated July 19, 2016.

3.9(3)	English Translation of Business License of Sichuan Vtouch Technology Co., Ltd., dated December 30, 2020.

3.10(3)	English Translation of Articles of Association of Sichuan Vtouch Technology Co., Ltd, dated December 29, 2020.

3.11(3)	Certificate of Incorporation of Hong Kong Wetouch Holding Group Limited, dated December 3, 2020.

3.12(3)	Certificate of Change of Name of Hong Kong Wetouch Technology Limited, dated December 9, 2020.

3.13(3)	Articles of Association of Hong Kong Wetouch Holding Group Limited, dated December 3, 2020.

3.14(3)	Articles of Association of Hong Kong Wetouch Technology Limited, dated March 12, 2021.

4.1(3)	Specimen Common Stock Certificate.

4.2(3)	Description of Registrant’s Securities.

4.3**	Form of Underwriter’s Warrants.

4.4(5)	Promissory Note dated October 27, 2021 issued by Wetouch Technology Inc. to Talos Victory Fund, LLC

4.5(5)	Common Stock Purchase Warrant dated October 27, 2021issued by Wetouch Technology Inc.

4.6(6)	Promissory Note dated November 5, 2021 issued by Wetouch Technology Inc. to Mast Hill Fund, L.P.

4.7(6)	Common Stock Purchase Warrant dated November 5, 2021 issued by Wetouch Technology Inc.

4.8(7)	Promissory Note dated November 16, 2021 issued by Wetouch Technology Inc. to FirstFire Global Opportunities Fund, LLC.

4.9(7)	Common Stock Purchase Warrant dated November 16, 2021 issued by Wetouch Technology Inc.

4.10(7)	Promissory Note dated November 24, 2021 issued by Wetouch Technology Inc. to LGH Investments, LLC.

4.11(7)	Common Stock Purchase Warrant dated November 24, 2021 issued by Wetouch Technology Inc.

4.12(8)	Promissory Note dated November 29, 2021 issued by Wetouch Technology Inc. to Fourth Man, LLC.

4.13(8)	Common Stock Purchase Warrant dated November 29, 2021 issued by Wetouch Technology Inc.

4.14(8)	Promissory Note dated December 2, 2021 issued by Wetouch Technology Inc. to Jefferson Street Capital LLC.

4.15(8)	Common Stock Purchase Warrant dated December 2, 2021 issued by Wetouch Technology Inc.

4.16(8)	Promissory Note dated December 2, 2021 issued by Wetouch Technology Inc. to Blue Lake Partners, LLC.

4.17(8)	Common Stock Purchase Warrant dated December 2, 2021 issued by Wetouch Technology Inc.

5.1**	Opinion of The Crone Law Group P.C.

10.1.1(1)(10)	English Translation of Employment Agreement between Sichuan Wetouch Technology Co., Ltd and Zongyi Lian.

10.1.2(1)(10)	English Translation of Confidentiality and Non-Competition Agreement between Sichuan Wetouch Technology Co., Ltd and Zongyi Lian.

10.2.1(1)(10)	English Translation of Employment Agreement between Sichuan Wetouch Technology Co., Ltd and Yuhua Huang.

10.2.2(1)(10)	English Translation of Confidentiality and Non-Competition Agreement between Sichuan Wetouch Technology Co., Ltd and Yuhua Huang.

10.3.1(1)	English Translation of Form of Sichuan Wetouch Technology Co., Ltd. Sales Framework Agreement.

10.4(1)	English Translation of Form of Sichuan Wetouch Technology Co., Ltd. Purchase Order with Suppliers.

10.5(2)	English Translation of Form of Loan Agreement between Sichuan Wetouch Technology Co., Ltd and Shareholder of Australia Vtouch Technology Co., Ltd.

10.6(2)	English Translation of Form of Supplemental Agreement to Loan Agreement between Sichuan Wetouch Technology Co., Ltd and Shareholder of Australia Vtouch Technology Co., Ltd.

10.7(2)(10)	English Translation of Renewed Employment Agreement between Sichuan Wetouch Technology Co., Ltd and Zongyi Lian dated November 13, 2020.

10.8(2)(10)	English Translation of Renewed Confidentiality and Non-Competition Agreement between Sichuan Wetouch Technology Co., Ltd and Zongyi Lian dated November 13, 2020.

10.9(2)(10)	English Translation of Renewed Employment Agreement between Sichuan Wetouch Technology Co., Ltd and Yuhua Huang dated November 11, 2020.

10.10(2)(10)	English Translation of Renewed Confidentiality and Non-Competition Agreement between Sichuan Wetouch Technology Co., Ltd and Yuhua Huang dated November 11, 2020.

10.11(2)	English Translation of Form of Sichuan Wetouch Technology Co., Ltd. Supplemental Agreement to Sales Framework Agreement.

10.12(4)	English Translation of Agreement of Compensation on Demolition between Sichuan Wetouch Technology Co., Ltd and Sichuan Renshou Shigao Tianfu Investment Co., Ltd dated March 16, 2021.

10.13(4)	English Translation of Leaseback Agreement between Sichuan Vtouch Technology Co., Ltd and Sichuan Renshou Shigao Tianfu Investment Co., Ltd dated March 16, 2021.

10.14(5)	Securities Purchase Agreement, dated as of October 27, 2021, between Wetouch Technology Inc. and Talos Victory Fund, LLC

10.15(5)	Registration Rights Agreement dated as of October 27, 2021, between Wetouch Technology Inc. and Talos Victory Fund, LLC
10.16(6)	Securities Purchase Agreement, dated as of November 5, 2021, between Wetouch Technology Inc. and Mast Hill Fund, L.P.

10.17(6)	Registration Rights Agreement dated as of November 5, 2021, between Wetouch Technology Inc. and Mast Hill Fund, L.P.

10.18(7)	Securities Purchase Agreement, dated as of November 16, 2021, between Wetouch Technology Inc. and FirstFire Global Opportunities Fund, LLC.

10.19(7)	Registration Rights Agreement dated as of November 16, 2021, between Wetouch Technology Inc. and FirstFire Global Opportunities Fund, LLC.

10.20(7)	Securities Purchase Agreement, dated as of November 24, 2021, between Wetouch Technology Inc. and LGH Investments, LLC.

10.21(7)	Registration Rights Agreement dated as of November 24, 2021, between Wetouch Technology Inc. and LGH Investments, LLC.

10.22(8)	Securities Purchase Agreement, dated as of November 29, 2021, between Wetouch Technology Inc. and Fourth Man, LLC.

10.23(8)	Registration Rights Agreement dated as of November 29, 2021, between Wetouch Technology Inc. and Fourth Man, LLC.

10.24(8)	Securities Purchase Agreement, dated as of December 2, 2021, between Wetouch Technology Inc. and Jefferson Street Capital LLC.

10.25(8)	Registration Rights Agreement dated as of December 2, 2021, between Wetouch Technology Inc. and Jefferson Street Capital LLC.

10.26(8)	Securities Purchase Agreement, dated as of December 2, 2021, between Wetouch Technology Inc. and Blue Lake Partners, LLC.

10.27(8)	Registration Rights Agreement dated as of December 2, 2021, between Wetouch Technology Inc. and Blue Lake Partners LLC.

10.28(9)	Form of Securities Purchase Agreement

21.1**	List of subsidiaries of the Company.

23.1*	Consent of B F Borgers CPA PC.

23.2**	Consent of The Crone Law Group P.C. (included in Exhibit 5.1)

23.3**	Consent of Beijing Dentons Law Offices, LLP (Chengdu) (included in Exhibit 99.1)

24.1**	Power of Attorney.

99.1**	Opinion of Beijing Dentons Law Offices, LLP (Chengdu) regarding certain PRC law matters.

107**	Filing Fee Table.

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith

**	Previously filed

(1)	Incorporated by reference to the Company’s Registration Statement on Form 10 filed with the SEC on October 15, 2020.

(2)	Incorporated by reference to the Company’s Registration Statement on Form 10/A filed with the SEC on November 30, 2020.

(3)	Incorporated by reference to the Company’s Registration Statement on Form 10-K filed with the SEC on March 24, 2021.

(4)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 22, 2021.

(5)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 5, 2021.

(6)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 15, 2021.

(7)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 8, 2021.

(8)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 15, 2021.

(9)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 25, 2023.

(10)	Indicate management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chengdu, Sichuan Province, PRC, on this 8th day of February, 2024.

WETOUCH TECHNOLOGY INC.

By:	/s/ Zongyi Lian
Zongyi Lian Chief Executive Officer and President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Zongyi Lian	Chief Executive Officer and President	February 8, 2024
Zongyi Lian	(Principal Executive Officer)

/s/ Yuhua Huang	Chief Financial Officer	February 8, 2024
Yuhua Huang	(Principal Financial and Accounting Officer)

/s/ *	Chairman and Director	February 8, 2024
Fei Bai

/s/ *	Director	February 8, 2024
Jiaying Cai

/s/ *	Director	February 8, 2024
Jing Chen

/s/ *	Director	February 8, 2024
Xiaojin Tang

/s/ *	Director	February 8, 2024
Congjin Wang

*By:	/s/ Zongyi Lian
Zongyi Lian
Attorney-in-Fact